Exhibit 2.1

EXECUTION VERSION

FIRST AMENDMENT TO

AGREEMENT AND PLAN OF MERGER

This First Amendment to the Agreement and Plan of Merger (this “Amendment”), dated April 14, 2023, is by and between Calyxt, Inc., a Delaware corporation (“Public Company”) and Cibus Global, LLC, a Delaware limited liability company (“Merger Partner”), and amends that certain Agreement and Plan of Merger, dated January 13, 2023, by and among Public Company; Merger Partner; Calypso Merger Subsidiary, LLC, a Delaware limited liability company; New Ventures I Holdings, LLC, a Delaware limited liability company; BCGF CB Holdings LLC, a Delaware limited liability company; BCGFCP CB Holdings LLC, a Delaware limited liability company; BCGFK CB Holdings LLC, a Delaware limited liability company; FSBCGF CB Holdings LLC, a Delaware limited liability company; PYLBCG CB Holdings LLC, a Delaware limited liability company; FSGRWCO CB Holdings LLC, a Delaware limited liability company; GROWTHCO CB Holdings LLC, a Delaware limited liability company; GRTHCOCP CB Holdings LLC, a Delaware limited liability company; and GRWTHCOK CB Holdings LLC, a Delaware limited liability company (the “Agreement”), as contemplated by Section 8.4 of the Agreement. The capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

WHEREAS, Section 8.4 of the Agreement provides that the Agreement may be amended in writing by Public Company and Merger Partner; and

WHEREAS, the Parties desire to amend the Agreement to address certain scrivener’s errors, as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Public Company and Merger Partner hereby agree as follows:

ARTICLE I

AMENDMENTS

Section 1.1    Public Company Class A Common Stock. Article IX of the Agreement is hereby amended to delete the definition of “Public Company Class A Common Stock” and replace it with the following:

“Public Company Class A Common Stock” means the Class A Common Stock, par value $0.0001 per share, of Public Company.

ARTICLE II

MISCELLANEOUS

Section 2.1    Effect of Amendment. Except as and to the extent expressly modified by this Amendment, the Agreement, as so amended by this Amendment, will remain in full force and effect in all respects. Each reference to “hereof,” “herein,” “hereby,” and “this Agreement” in the Agreement will from and after the effective date hereof refer to the Agreement as amended by this Amendment.

Section 2.2    Integration. This Amendment, together with the Agreement and the documents executed pursuant thereto, supersede all negotiations, agreements and understandings among the Parties with respect to the subject matter hereof (except for the Confidentiality Agreement) and constitute the entire agreement between the Parties with respect thereto.

Section 2.3    Notices; Governing Law; Submission to Jurisdiction. Sections 10.1, 10.8 and 10.11, in each case, of the Agreement are incorporated into this Amendment by reference as if fully set forth herein, mutatis mutandis.

Section 2.4    Headings. The insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Amendment.

Section 2.5    Counterparts; Signature. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall be considered one and the same amendment and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Amendment may be executed and delivered by facsimile or by an electronic scan delivered by electronic transmission.

[Signature page follows.]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of the day and year first written above.

PUBLIC COMPANY:

CALYXT, INC.

By:	/s/ Michael Carr
Name:	Michael Carr
Title:	President and Chief Executive Officer

[Signature Page – First Amendment to Agreement and Plan of Merger]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of the day and year first written above.

MERGER PARTNER:

CIBUS GLOBAL, LLC

By:	/s/ Rory Riggs
Name:	Rory Riggs
Title:	Chief Executive Officer

[Signature Page – First Amendment to Agreement and Plan of Merger]